Exhibit 99.1

Gelesis Reports Second Quarter 2022 Results

Plenity Q2 product revenue increased 312% year-over-year to $9.0 million

Gross profit in Q2 increased by $4.0 million year-over-year, with gross margin improving to 47% from 8%

BOSTON, AUGUST 15, 2022 – Gelesis (NYSE: GLS), the maker of Plenity for weight management, today reported financial results for the second quarter of 2022.

“We are seeing both consumers and clinicians embracing Plenity, with continued growth in both of our distribution channels. We are excited by the fact that consumers are ordering quarterly kits at the start of their treatment journey as well as by our refill rates,” said Yishai Zohar, Founder and CEO of Gelesis. “There has been incredible momentum in obesity care and finally, patients have multiple effective approaches to managing their weight based upon their BMI, insurance coverage, and their personal needs. Plenity offers a unique solution: orally administered capsules for those individuals with overweight and obesity across a wide BMI spectrum, including those that are looking to lose 15-30 pounds. Plenity is further differentiated by its strong safety profile – enabling people to lose weight while enjoying the foods they love – at an affordable price, making our business well positioned in this rising tide of obesity care.”

“We’re encouraged by the continued growth in Plenity sales and improving profit margin, while our marketing efforts are getting more efficient by the day in generating awareness among consumers.” Gelesis CFO Elliot Maltz said. “The previously disclosed $15.0 million pre-order for Plenity that Ro placed in June provided a boost to our liquidity at the end of the quarter. The additional $25.0 million of proceeds from the previously disclosed private placement of promissory notes in July, as well as the committed equity financing agreement with B. Riley we entered into in August that provides us the option to issue up to $50.0 million of common stock, further strengthens our financial position.”

Key Business Metrics

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022		2021		2022	2021
In thousands	(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)
New members acquired		43,800		14,200		84,200	28,300
Units sold		129,890		33,120		244,460	81,881
Product revenue, net		$8,973		$2,178		$16,487	$5,279
Average selling price per unit, net		$69.08		$65.76		$67.44	$64.47
Gross profit		$4,187		$173		$6,788	$458
Gross margin		47%		8%		41%	9%

Second Quarter 2022 Results

•
Product revenue, net, was $9.0 million for the second quarter 2022 compared to $2.2 million for the second quarter 2021, a 312% increase year-over-year.

•
A total of 43,800 members joined during second quarter 2022 compared to 14,200 members joined during the second quarter 2021, a 208% increase year-over-year.
•
Gross profit was $4.2 million for the second quarter 2022 compared to $0.2 million for the second quarter 2021, with gross margin for the second quarter 2022 increasing to 47% from 8% in the second quarter 2021, attributable to increased sales volume and lower costs of goods sold.
•
Net loss for the quarter was $(12.5) million and Adjusted EBITDA was $(24.2) million for the second quarter 2022, compared to net loss of $(24.8) million and adjusted EBITDA of $(16.6) million for the second quarter 2021.
•
A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), is included in the tables accompanying this press release. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Recent Business Highlights

•
Following the successful debut of the national broad awareness media campaign during the first quarter 2022, which resulted in a new record high for prescription requests, in June, the Company’s telehealth distribution partner, Ro, placed an additional pre-order for $15.0 million. This is in addition to previous Plenity pre-orders from Ro, bringing total fully pre-paid orders from Ro for Plenity to $55.0 million.
•
Gelesis presented new preclinical data at the American Diabetes Association’s annual conference that suggests that the company’s superabsorbent hydrogel causes changes to the microbiota leading to weight loss and improvements in glucose tolerance and insulin sensitivity.
•
In July, Gelesis completed a private placement of $25.0 million in promissory notes with existing top tier investors.
•
In August, Gelesis entered into a committed equity financing agreement with B. Riley Principal Capital II, LLC, providing increased financial flexibility by allowing the company the option to issue up to $50.0 million of common stock. Any issuance activity under this facility will be undertaken opportunistically as market conditions warrant and with the interests of shareholders at the forefront.

Financial Outlook for Fiscal Year 2022

Gelesis is confident in the strong long-term potential of Plenity, while our financial projections have always been contingent on the timing and amount of raising additional financing. Based on current market conditions, available liquidity, and in anticipation of reduced levels of investment in selling and marketing in the second half of 2022 relative to the first half, Gelesis is updating its guidance for the full fiscal year 2022 as follows:

•
Product revenue, net, to be in the range of $27.0 million to $30.0 million, compared to an estimate of $58.0 million previously.

•
Gross profit to be in the range of $11.0 million to $13.0 million, compared to a range of $25.0 million to $30.0 million previously.
•
Adjusted EBITDA to be in the range of $(75.0) million to $(80.0) million, compared to a range of $(55.0) million to $(60.0) million previously.

The guidance provided above constitutes forward-looking statements which are subject to uncertainty. Actual results may differ materially, and we cannot anticipate the effect of changes in marketing investment on our results from operations. Refer to the "Forward-Looking Statements" safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Conference Call and Webcast Information

Gelesis management will host a conference call today at 8:30 am ET to discuss the second quarter 2022 results, followed by a question-and-answer period. The live call can be accessed via webcast on the “Events & Presentations” section of the Gelesis Investor Relations website at https://ir.gelesis.com/. The webcast will also be archived and available for replay shortly after the call has concluded. Those who are interested in participating in the live call can dial 844-200-6205 from the U.S. and 929-526-1599 internationally and enter the access code 398940.

About Gelesis

Gelesis Holdings Inc. (NYSE: GLS) (“Gelesis”) is a consumer-centered biotherapeutics company and the maker of Plenity®, which is inspired by nature and FDA cleared to aid in weight management. Our first-of-their-kind non-systemic superabsorbent hydrogels are made entirely from naturally derived building blocks. They are inspired by the composition and mechanical properties of raw vegetables, taken by capsule, and act locally in the digestive system, so people feel satisfied with smaller portions. Our portfolio includes Plenity® and potential therapies in development for patients with Type 2 Diabetes, Non-alcoholic Fatty Liver Disease (NAFLD)/Non-alcoholic Steatohepatitis (NASH), and Functional Constipation. For more information, visit gelesis.com, or connect with us on Twitter @GelesisInc.

Plenity® is indicated to aid weight management in adults with excess weight or obesity, a Body Mass Index (BMI) of 25–40 kg/m², when used in conjunction with diet and exercise.

Important Safety Information about Plenity

●
Patients who are pregnant or are allergic to cellulose, citric acid, sodium stearyl fumarate, gelatin, or titanium dioxide should not take Plenity.
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To avoid impact on the absorption of medications:
o
For all medications that should be taken with food, take them after starting a meal.
o
For all medications that should be taken without food (on an empty stomach), continue taking on an empty stomach or as recommended by your physician.
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The overall incidence of side effects with Plenity was no different than placebo. The most common side effects were diarrhea, distended abdomen, infrequent bowel movements, and flatulence.

●
Contact a doctor right away if problems occur. If you have a severe allergic reaction, severe stomach pain, or severe diarrhea, stop using Plenity until you can speak to your doctor.

Rx Only. For the safe and proper use of Plenity or more information, talk to a healthcare professional, read the Patient Instructions for Use, or call 1-844-PLENITY.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Gelesis’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to Gelesis’ expected operating and financial performance and market opportunities. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis gives no assurance that any expectations set forth in this press release will be achieved. Various risks and uncertainties (some of which are beyond Gelesis’ control) or other factors could cause actual future results, performance or events to differ materially from those described herein. Some of the factors that may impact future results and performance may include, without limitation: (i) the ability of Gelesis to raise financing, if and when needed; (ii) the ability of Gelesis to continue as a going concern; (iii) Gelesis’ ability to achieve and maintain widespread market acceptance of Plenity; (iv) the impact of current and future applicable laws and regulations and Gelesis’ ability to comply with such laws and regulations; (v) Gelesis’ ability to produce adequate supply of Plenity, including Gelesis’ ability to continue to invest in manufacturing capacity and to build additional manufacturing sites; (vi) the development of the telehealth market and regulations related to remote healthcare; (vii) global economic, political and social conditions and uncertainties in the markets that Gelesis serves, including risks and uncertainties caused by the COVID-19 pandemic or other natural or man-made disasters; (viii) Gelesis' ability to enter into strategic collaborations, to acquire businesses or products or form strategic alliances and to realize the benefits of such collaborations, acquisitions and alliances; (ix) the level of demand, and willingness of potential members to pay out-of-pocket for, Plenity; (x) the ability of Gelesis to enforce its intellectual property rights and proprietary technology ; (xi) the risk that a third-party’s activities, including with respect to third parties that Gelesis has granted out licenses to or granted limited exclusive or non-exclusive commercial rights, may overlap or interfere with the commercialization of Plenity; (xii) Gelesis’ ability to successfully develop and expand its operations and manufacturing and to effectively manage such growth; (xiii) Gelesis’ business partners' ability to successfully launch and commercialize Plenity in certain key markets; (xiv) risk relating to the loss of Gelesis’ suppliers or distributors, or their inability to provide adequate supply of materials or distribution; (xv) the risk that Gelesis’ business partners may experience significant disruptions in their operations; (xvi) Gelesis’ ability to retain its senior executive officers and to attract and keep senior management and key scientific and commercial personnel; (xvii) Gelesis’ ability to identify and discover additional product candidates and to obtain and maintain regulatory approval for such candidates; (xviii) risks related to potential product liability exposure for Plenity or other future product candidates; (xix) risks related to adverse publicity in the weight management industry, changes in the perception of Gelesis’ brands, and the impact of negative information or inaccurate information about Gelesis on social media; (xx) Gelesis’ ability to enhance its brand recognition, increase distribution of Plenity and generate product sales and reduce operating losses going forward; (xxi) the impact of risks associated with economic, financial, political, environmental and social matters and conditions on Gelesis’ supply chain, its manufacturing operations and other aspects of its business; (xxii) Gelesis’ ability to accurately forecast revenue and appropriately monitor its associated expenses in the future; (xxiii) Gelesis’ ability to compete against other weight management and wellness industry participants or other more effective or more favorably perceived weight management methods, including pharmaceuticals, devices and surgical procedures; (xxiv) foreign currency fluctuations and inflation; (xxv) the risk that Gelesis fails to maintain adequate operational and financial resources or to raise additional capital or generate sufficient cash flows; (xxvi) Gelesis’ ability to successfully protect against security breaches and other disruptions to its information technology structure; (xxvii) the ability of Gelesis to maintain its listing on the New York Stock Exchange; (xxviii) failure to realize the anticipated benefits of the business combination; and (xxix) other important factors discussed in the “Risk Factors” section of Gelesis’ most recent Annual Report on Form 10-K and in other filings that Gelesis makes with the Securities and Exchange Commission. These filings address other important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

Disclaimer

Gelesis assumes no obligation and does not intend to update or revise the results provided in this press release. The results provided in this press release represent past performance and are not necessarily predictive of future results.

Key Business Metrics

We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business:

New members acquired

We define new members acquired as the number of consumers in the United States who have begun their weight loss journey with Plenity during the financial period presented. This is the total number of recurring and non-recurring consumers who have begun their weight loss journey during the financial period presented. We do not differentiate from recurring and non-recurring consumers as of this date as (i) we strongly believe every member’s weight-loss journey is chronic and long-term in nature, and (ii) we have not initiated our long-term strategy and mechanisms to retain and/or win-back members. We will continue to evaluate the utility of this business metric in future periods.

Units sold

Units sold is defined as the number of 28-day supply units of Plenity sold through strategic partnerships with online pharmacies and telehealth providers as well as the units sold to our strategic partners outside the United States. Note that the terms “units” and “monthly kits”, as mentioned in Gelesis’ various public disclosures and filings, are synonymous when used to describe the sales volume of Plenity.

Product revenue, net

We recognize product revenue in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Our product revenue is derived from product sales of Plenity, net of estimates of variable consideration for which reserves are established for expected product returns, shipping charges to end-users, pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users.

Average selling price per unit, net

Average selling price per unit, net is the gross price per unit sold during the period net of estimates of per unit variable consideration for which reserves are established for expected product returns, shipping charges to end-users, pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users.

Gross profit and gross margin

Our gross profit represents product revenue, net, less our total cost of goods sold, and our gross margin is our gross profit expressed as a percentage of our product revenue, net. Our gross profit and gross margin have been and will continue to be affected by a number of factors, including the prices we charge for our product, the costs we incur from our vendors for certain components of our cost of goods sold, the mix of channel sales in a period, and our ability to sell our inventory.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe that Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We define “Adjusted EBITDA” as net (loss) income before depreciation and amortization expenses, provision for (benefit from) income taxes, interest expense, net, stock-based compensation and (gains) and losses related to changes in fair value of our warrant liability, our convertible promissory note liability, our tranche rights liability and the One S.r.l. call option. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes because it facilitates internal comparisons of our historical operating performance. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, net loss, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that Adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measure and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

SELECTED UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$25,341	$28,397
Accounts receivable and grants receivable	10,736	9,903
Inventories	18,821	13,503
Property and equipment, net	56,305	58,515
All other current and non-current assets	27,766	35,983
Total assets	$138,969	$146,301
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	$22,135	$10,066
Accrued expenses and other current liabilities	9,715	13,660
Deferred income, current portion	33,702	32,370
Notes and convertible notes payable, current portion	3,177	29,078
Warrant liabilities	1,130	15,821
Earnout liability	6,190	—
Deferred income, non-current portion	9,040	8,914
Notes payable, non-current portion	30,015	35,131
All other current and non-current liabilities	7,680	7,648
Total liabilities	122,784	152,688
Noncontrolling interest	11,087	11,855
Redeemable convertible preferred stock	—	311,594
Total stockholders’ equity (deficit)	5,098	(329,836)
Total liabilities, noncontrolling interest, redeemable convertible preferred stock and stockholders’ equity (deficit)	$138,969	$146,301

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Product revenue, net	$8,973	$2,178	$16,487	$5,279
Total revenue, net	8,973	2,178	16,487	5,279
Operating expenses:
Costs of goods sold	4,786	2,005	9,699	4,821
Selling, general and administrative	32,450	13,972	70,156	25,917
Research and development	5,523	5,592	12,933	9,968
Amortization of intangible assets	566	566	1,133	1,133
Total operating expenses	43,325	22,135	93,921	41,839
Loss from operations	(34,352)	(19,957)	(77,434)	(36,560)
Change in the fair value of earnout liability	18,812	—	52,681	—
Change in the fair value of convertible promissory notes	—	—	(156)	—
Change in the fair value of warrants	2,600	(4,977)	6,084	(7,051)
Interest expense, net	(186)	(227)	(321)	(588)
Other income, net	613	422	930	891
Loss before income taxes	(12,513)	(24,739)	(18,216)	(43,308)
Provision for income taxes	—	—	—	17
Net loss	(12,513)	(24,739)	(18,216)	(43,325)
Accretion of Legacy Gelesis senior preferred stock to redemption value	—	(82,365)	(37,934)	(116,126)
Accretion of noncontrolling interest put option to redemption value	(85)	(96)	(173)	(190)
Net loss attributable to common stockholders	$(12,598)	$(107,200)	$(56,323)	$(159,641)
Net loss per share attributable to common stockholders—basic and diluted	$(0.17)	$(19.18)	$(0.83)	$(28.54)
Weighted average common shares outstanding—basic and diluted	72,423,043	5,589,728	67,609,838	5,592,911

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(18,216)	$(43,325)
Adjustments to reconcile net loss to net cash used in operating activities:		.
Amortization of intangible assets	1,133	1,133
Reduction in carrying amount of right-of-use assets	265	150
Depreciation	1,440	358
Stock-based compensation	21,965	3,094
Unrealized loss (gain) on foreign currency transactions	672	(28)
Non-cash interest (income) expense	(3)	36
Accretion on marketable securities	—	(1)
Change in the fair value of earnout liability	(52,681)	—
Change in the fair value of warrants	(6,084)	7,051
Change in the fair value of convertible promissory notes	156	—
Change in fair value of One S.r.l. call option	865	554
Changes in operating assets and liabilities:
Account receivables	(1,473)	640
Grants receivable	(1,078)	(675)
Prepaid expenses and other current assets	5,048	(7,685)
Inventories	(5,258)	(156)
Other assets	(536)	(3,281)
Accounts payable	11,486	(2,374)
Accrued expenses and other current liabilities	571	8,211
Operating lease liabilities	(263)	(144)
Deferred income	2,300	7,048
Other long-term liabilities	(81)	(5,975)
Net cash used in operating activities	(39,772)	(35,369)
Cash flows from investing activities:
Purchases of property and equipment	(5,067)	(10,057)
Maturities of marketable securities	—	24,000
Net cash (used in) provided by investing activities	(5,067)	13,943
Cash flows from financing activities:
Proceeds from Business Combination, net of transaction costs	70,478	—
Principal repayment of notes payable	(1,119)	(226)
Repayment of convertible promissory notes due to related party, held at fair value	(27,284)	—
Proceeds from issuance of promissory notes	—	4,540
Proceeds from the exercise of warrants	4	9
Proceeds from exercise of share-based awards	110	10
Net cash provided by financing activities	42,189	4,333
Effect of exchange rates on cash	(406)	(680)
Net decrease in cash	(3,056)	(17,773)
Cash and cash equivalents at beginning of year	28,397	48,144
Cash and cash equivalents at end of period	$25,341	$30,371
Noncash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expense	$1,027	$1,217
Deferred financing costs included in accounts payable and accrued expense	—	$506
Recognition of earnout liability	$58,871	—
Recognition of private placement warrant liability	$8,140	—
Supplemental cash flow information:
Interest paid on notes payable	$181	$158

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(In thousands, Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
In thousands	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA
Net loss	$(12,513)	$(24,739)	$(18,216)	$(43,325)
Provision for income taxes	—	—	—	17
Depreciation and amortization	987	750	2,573	1,491
Stock based compensation expense	7,976	1,639	21,965	3,094
Change in fair value of earnout liability	(18,812)	—	(52,681)	—
Change in fair value of warrants	(2,600)	4,977	(6,084)	7,051
Change in fair value of convertible promissory notes	—	—	156	—
Change in fair value of One S.r.l. call option	607	506	865	554
Interest expense, net	186	227	321	588
Adjusted EBITDA	$(24,169)	$(16,640)	$(51,101)	$(30,530)

Contacts

Investors: ir@gelesis.com

Media: pr@gelesis.com

Source: Gelesis Holdings, Inc.